EXHIBIT 10.12

To:	Marinouki Shipping Corporation	Global Banking & Markets
	c/o Safety Management Overseas SA	Shipping Business Centre
	32 Karamanli Avenue	5-10 Great Tower Street
	166 05 Voula	London EC3P 3HX
	Greece	Telephone: +44 (0)20 7085 5000
Facsimile: +44 (0)20 7085 7134
www.rbs.com/gbm

24 April 2008

Dear Sirs

Supplemental Letter

1

We refer to the loan agreement dated 1 March 2006 (the “Loan Agreement”) made between (1) Marinouki Shipping Corporation as borrower (the “Borrower”) and (2) The Royal Bank of Scotland plc as lender (the “Bank”), pursuant to which the Bank agreed (inter alia) to make available to the Borrower a multicurrency loan of Thirty Million Four Hundred Thousand Dollars ($30,400,000) upon the terms and conditions contained therein.

2	Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires, have the same meaning where used in this Letter.

3

As of 19 March 2008 (the “Crystalisation Date”) the Equivalent Amount in Dollars of the Loan then outstanding (less any amount standing to the credit of the Cash Collateral Account) exceeded by Four Million Dollars ($4,000,000) (the “Excess Amount”) the Dollar Amount of the Loan.

4

The Bank and the Borrower hereby agree that, with effect from the Crystalisation Date, the Bank hereby increases the Commitment by the amount of $4,000,000 and such amount is hereby deemed drawn down under the Loan Agreement, so that such Excess Amount be deemed to constitute part of the Loan.

5

The Bank and the Borrower hereby further agree that the Borrower shall repay the outstanding amount of the Loan as of the date of this Letter (being the amount of $32,620,000, comprising (a) the balance of $28,620,000 prior to the increase of the Commitment referred to above and (b) the additional amount of $4,000,000 which is deemed drawn down under clause 6 above) by twenty (20) consecutive repayment instalments, one such instalment to be repaid on each of the Repayment Dates falling after the date of this Letter. Subject to the provisions of the Loan Agreement, the amount of each of the first and second such instalments shall be $545,000 or the equivalent amount in an Optional Currency calculated in accordance with clause 5.7, the amount of each of the third to the eighth such instalments (inclusive) shall be $767,000 or the equivalent amount in an Optional Currency calculated in accordance with clause 5.7, the amount of each of the ninth to the nineteenth such instalments (inclusive) shall be $877,000 or the equivalent amount in an Optional Currency calculated in accordance with clause 5.7 and the amount of the last such instalment shall be $17,281,000 or the equivalent amount in an Optional Currency calculated in accordance with clause 5.7 (comprising a repayment instalment of $877,000 and a balloon payment of $16,404,000 (or their equivalent amounts in an Optional Currency calculated in accordance with clause 5.7)).

6	The Bank and the Borrower agree that clause 5 of this Letter shall replace clause 5.1 of the Loan Agreement.

7	In consideration of the Bank’s agreement contained in this Letter, the Borrower agrees to pay to the Bank a fee of $4,000, on the date of execution of this Letter by the Borrower and the Manager.

8

The Bank and the Borrower agree that the arrangements and agreements set out in this Letter shall become effective immediately upon (a) execution by the Borrower and the Manager of this Letter signifying their agreement to its terms and (b) delivery by the Borrower to the Bank of such corporate authorisations of the Borrower in respect of this Letter as may be required by the Bank and its legal advisors in their discretion.

9

The Borrower agrees with the Bank that it will deliver to the Bank the documents referred to in paragraph 8(b) above by not later than 30 April 2008 (or such later date as the Bank may in its sole discretion agree), and if the Borrower fails to do so by such time, such failure shall constitute an Event of Default under the Loan Agreement.

10	Save as amended by this Letter, the provisions of the Loan Agreement shall continue in full force and effect and the Loan Agreement and this Letter shall be read and construed as one instrument.

11

Each of the other Security Documents and the obligations of the Security Parties thereunder shall remain and continue in full force and effect notwithstanding the amendments to the Loan Agreement contained in this Letter.

12

References to the “Agreement” or the “Loan Agreement” in any of the Security Documents shall henceforth be references to the Loan Agreement as amended by this Letter and as from time to time hereafter amended and shall also be deemed to include this Letter and the obligations of the Security Parties hereunder.

13

This Letter is governed by, and shall be construed in accordance with, the laws of England and any dispute hereunder shall be resolved in the same courts as provided for in clause 18.2 of the Loan Agreement.

Yours faithfully

EXECUTED as a DEED	)
by NIKOLAOS A. PAVLIDIS	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	/s/ Nikolas A. Pavlidis
as Bank	)
In the presence of:	)

/s/ Christos N. Gourtsoviannis
Witness
Name: CHRISTOS N. GOURTSOVIANNIS
Address:
Occupation: SHIP FINANCE MANAGER

We acknowledge receipt of this letter and agree in full to the terms and conditions set out above and the amendments of the Loan Agreement contained therein.

EXECUTED as a DEED	)
by GEORGE PAPADOPOULOS	)
for and on behalf of	)
MARINOUKI SHIPPING CORPORATION	)	/s/ George A. Papadopoulos
In the presence of:	)	Attorney-in-fact

/s/ Panagoita Liakakou
Witness
Name: PANAGIOTA LIAKAKOU
Address: ATH. DIAKOY 26, ARGIROUPOLIS 164 51
Occupation:

EXECUTED as a DEED	)
by GEORGE PAPADOPOULOS	)
for and on behalf of	)
SAFETY MANAGEMENT OVERSEAS S.A.	)	/s/ George A. Papadopoulos
In the presence of:	)	Attorney-in-fact

/s/ Panagoita Liakakou
Witness
Name: PANAGIOTA LIAKAKOU
Address: ATH. DIAKOY 26, ARGIROUPOLIS 164 51
Occupation: